Exhibit 99.1

Kellogg Company News

For release: Analyst Contact: Media Contact:	October 29, 2009 Kim Stumm Kris Charles	(269) 961-3565 (269) 961-3799

KELLOGG DELIVERS STRONG Q3 2009; RAISES FULL-YEAR 2009 GUIDANCE,

SETS TARGETS FOR 2010

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today reported third quarter 2009 financial results that included strong internal net sales and internal operating profit growth. Third quarter net earnings were $361 million, a 6% increase from last year’s third quarter net earnings of $342 million. Earnings per diluted share were $0.94 for the quarter, a year-over-year increase of 6% on a reported basis and 12% higher on a currency-neutral basis despite higher up-front costs.

“The current economic environment has placed significant pressure on our consumers,” said David Mackay, Kellogg Company chief executive officer. “However, the environment also provided us with both the incentive and the opportunity to build an even stronger company for the future. We are aggressively pursuing productivity initiatives, as well as taking advantage of media deflation and efficiency programs to invest even more back into advertising to further drive the long-term health of our brands.”

Third quarter reported net sales were $3.3 billion, representing a 0.3% decrease versus the third quarter of 2008. However, internal net sales growth, which excludes the effects of foreign currency translation and acquisitions, rose 3%, in line with the Company’s long-term annual growth targets. Kellogg North America posted net sales growth of 1% on a reported basis, and 2% on an internal basis, building on strong year-ago internal net sales growth of 9%. Internal net sales growth for Kellogg North America consisted of 2% internal net sales growth delivery from North America Retail Cereal, 3% growth from North America Snacks, and a decline of 3% from North America Frozen and Specialty Channels.

Kellogg International posted a third quarter net sales decline of 4% on a reported basis, however net sales grew 6% on an internal basis, which excludes the effects of currency translation and acquisitions. Internal net sales for Kellogg International consisted of Latin America’s internal net sales growth of 9%, Asia Pacific’s growth of 4%, and Europe’s growth of 5% versus the third quarter of last year. Of particular note is Europe’s strong return to internal net sales growth in the back half of the year, in line with guidance from the Company’s second quarter conference call.

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Operating profit for the third quarter of $567 million was a solid 6% increase on a reported basis, and a strong 11% increase on an internal basis. Total up-front costs for cost-reduction initiatives totaled approximately $0.06 per share, out-pacing 2008’s third quarter up-front costs of $0.01 per share. Gross margin for third quarter 2009 of 43.9% represents a 120 basis point increase over last year’s third quarter on a reported basis.

The benefit to third quarter earnings per share from favorability below the operating profit line in items such as interest expense and a lower effective tax rate was more than offset by unfavorability in other income and expense.

Kellogg Company continued to deliver strong cash flow, generating $978 million year-to-date, including an unfavorable impact from foreign exchange. The Company’s year-to-date cash flow, defined as cash from operating activities less capital expenditures, surpassed the $893 million of cash flow generated during the comparable period in 2008. For the full-year 2009, Kellogg raised guidance for cash flow, as defined, to approximately $1.2 billion. “Manage for Cash continues to be a key operating principle for Kellogg. Having re-doubled our efforts in this difficult environment, we will deliver a record cash flow performance in 2009 despite the adverse impact of foreign exchange,” said Mackay.

Kellogg Raises Full-Year 2009 Guidance and Provides Guidance for 2010

Kellogg re-affirmed its internal sales growth guidance of 3 – 4% for full-year 2009, which is above the Company’s long-term targets. The Company now anticipates increased gross margin expansion for full-year 2009 of approximately 100 basis points, reflecting strong productivity gains and slightly lower than expected inflation. Kellogg also raised guidance for 2009 internal operating profit growth to a range of 8 – 10%, above the Company’s long-term targets and despite significant re-investment in advertising and up-front costs. In addition, the Company raised its currency-neutral earnings per share guidance for 2009 from a range of 8 – 10% to a range of 10 – 12%, reflecting strong profit growth slightly offset by higher interest expense.

Supported by the strong performance in 2009, continuing momentum and significant re-investment, the Company is well-positioned to deliver another year of strong growth in 2010. For 2010, Kellogg anticipates internal net sales growth of 2 – 3%, in line with the Company’s long-term targets and reflecting less pricing year-on-year. Up-front costs for full-year 2010 will decrease from 2009’s 26 cents per share to a range of 14 – 16 cents per share and this decrease will positively

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impact operating profit and net earnings. Accordingly, the Company anticipates internal operating profit growth in the high single-digit range, above its long-term annual targets. Reflecting this higher level of anticipated profit growth for 2010, the Company further guided to a range of 10 – 12% earnings per share growth on a currency-neutral basis, anticipating a second consecutive year of growth above its long-term annual targets.

CEO Mackay concluded, “Although most aspects of our guidance for both 2009 and 2010 are above our long-term targets, we are pragmatic about the challenging environment we face. Hence, we are focused on continued reinvestment into our brands, as well as optimizing our business model and global organization – while achieving cost savings and future visibility. We therefore remain confident in our ability to continue delivering sustainable, dependable performance in the future.”

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on October 29, 2009 at 9:30 am Eastern Daylight Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing 888-465-4043 (US) or 201-604-5146 (International). Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is also available at http://investor.kelloggs.com.

About Kellogg Company

With 2008 sales of nearly $13 billion, Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles, and veggie foods. The Company’s brands include Kellogg’s®, Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, Nutri-Grain®, Rice Krispies®, BearNaked®, Morningstar Farms®, Famous Amos®, Special K®, All-Bran®, Frosted Mini-Wheats®, Club® and Kashi®. Kellogg products are manufactured in 19 countries and marketed in more than 180 countries around the world. For more information, visit Kellogg’s web site at http://www.kelloggcompany.com.

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Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “will deliver,” “anticipates,” “projects,” “estimates,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Net sales	$3,277	$3,288	$9,675	$9,889

Cost of goods sold	1,837	1,885	5,529	5,678
Selling, general and administrative expense	873	870	2,497	2,603

Operating profit	567	533	1,649	1,608

Interest expense	65	71	199	230
Other income (expense), net	(10)	12	(1)	(7)

Income before income taxes	492	474	1,449	1,371
Income taxes	132	133	416	403
Earnings (loss) from joint ventures	—	—	(1)	—
Net income	360	341	$1,032	$968
Net income (loss) attributable to noncontrolling interests (a)	(1)	(1)	(4)	(1)
Net income attributable to Kellogg Company (a)	$361	$342	$1,036	$969

Per share amounts:
Basic	$.94	$.90	$2.71	$2.54
Diluted	$.94	$.89	$2.70	$2.51

Dividends per share	$.3750	$.3400	$1.0550	$.9600

Average shares outstanding:
Basic	382	380	382	382
Diluted	384	384	383	385
Actual shares outstanding at period end			379	381

(a)	Accounting guidance for “Noncontrolling interests in Consolidated Financial Statements” requires retrospective presentation of amounts related to partially-owned subsidiaries.

Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

	Quarter ended		Year-to-date period ended
(millions) (Results are unaudited)	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Net sales
North America	$2,187	$2,156	$6,574	$6,431
Europe	631	666	1,805	2,089
Latin America	262	277	750	813
Asia Pacific (a)	197	189	546	556
Consolidated	$3,277	$3,288	$9,675	$9,889

Segment operating profit
North America	$415	$380	$1,244	$1,163
Europe	105	113	304	347
Latin America	51	61	157	166
Asia Pacific (a)	28	26	74	79
Corporate	(32)	(47)	(130)	(147)
Consolidated	$567	$533	$1,649	$1,608

(a)	Includes Australia, Asia and South Africa.

Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
	October 3,	September 27,
(unaudited)	2009	2008

Operating activities
Net income	$1,032	$968
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	282	274
Deferred income taxes	(9)	(12)
Other	(18)	123
Postretirement benefit plan contributions	(93)	(60)
Changes in operating assets and liabilities	36	(105)

Net cash provided by operating activities	1,230	1,188

Investing activities
Additions to properties	(252)	(295)
Acquisitions of businesses, net of cash acquired	—	(212)
Property disposals	1	11

Net cash used in investing activities	(251)	(496)

Financing activities
Net issuances (reductions) of notes payable	(915)	48
Issuances of long-term debt	745	756
Reductions of long-term debt	—	(466)
Issuances of common stock	34	155
Common stock repurchases	(187)	(650)
Cash dividends	(403)	(365)
Other	2	14

Net cash used in financing activities	(724)	(508)

Effect of exchange rate changes on cash	17	(24)

Increase in cash and cash equivalents	272	160
Cash and cash equivalents at beginning of period	255	524

Cash and cash equivalents at end of period	$527	$684

Supplemental Financial Data:

Cash Flow (operating cash flow less property additions) (a)	$978	$893

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	October 3, 2009 (unaudited)	January 3, 2009 *

Current assets
Cash and cash equivalents	$527	$255
Accounts receivable, net	1,254	1,100
Inventories:
Raw materials and supplies	232	203
Finished goods and materials in process	631	694
Deferred income taxes	128	112
Other prepaid assets	126	157

Total current assets	2,898	2,521

Property, net of accumulated depreciation of $4,498 and $4,171	3,000	2,933
Goodwill	3,643	3,637
Other intangibles, net of accumulated amortization of $43 and $42	1,460	1,461
Pension	172	96
Other assets	347	298

Total assets	$11,520	$10,946

Current liabilities
Current maturities of long-term debt	$1	$1
Notes payable	475	1,387
Accounts payable	1,082	1,135
Accrued advertising and promotion	479	357
Accrued income taxes	21	51
Accrued salaries and wages	289	280
Other current liabilities	386	341

Total current liabilities	2,733	3,552

Long-term debt	4,823	4,068
Deferred income taxes	338	300
Pension liability	603	631
Other liabilities	993	940

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	454	438
Retained earnings	5,461	4,836
Treasury stock, at cost	(1,927)	(1,790)
Accumulated other comprehensive income (loss)	(2,066)	(2,141)

Total Kellogg Company equity	2,027	1,448

Noncontrolling interests (a)	3	7

Total equity	2,030	1,455

Total liabilities and equity	$11,520	$10,946

*	Condensed from audited financial statements.
(a)	Accounting guidance for “Noncontrolling interests in Consolidated Financial Statements” requires retrospective presentation of amounts related to partially-owned subsidiaries.

Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Third quarter of 2009 versus 2008

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consoli- dated
2009 net sales	$2,187	$631	$262	$197	$—	$3,277
2008 net sales	$2,156	$666	$277	$189	$—	$3,288
% change - 2009 vs. 2008:
Volume (tonnage) (b)	-.8%	4.2%	6.4%	-1.5%	—	.7%
Pricing/mix	2.5%	.5%	2.9%	5.5%	—	2.4%
Subtotal - internal business	1.7%	4.7%	9.3%	4.0%	—	3.1%
Acquisitions (c)	.1%	—	—	1.8%	—	.1%
Foreign currency impact	-.3%	-10.0%	-14.7%	-1.6%	—	-3.5%
Total change	1.5%	-5.3%	-5.4%	4.2%	—	-.3%

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consoli- dated
2009 operating profit	$415	$105	$51	$28	$(32)	$567
2008 operating profit	$380	$113	$61	$26	$(47)	$533
% change - 2009 vs. 2008:
Internal business	9.5%	7.0%	-3.3%	8.6%	34.4%	11.3%
Acquisitions (c)	—	—	—	-3.5%	—	-.1%
Foreign currency impact	-.3%	-14.5%	-13.9%	-.1%	—	-4.9%
Total change	9.2%	-7.5%	-17.2%	5.0%	34.4%	6.3%

(a)	Includes Australia, Asia, and South Africa.
(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(c)	Impact of results for the quarterly period ended October 3, 2009 from the acquisitions of Specialty Cereal and certain assets and liabilities of IndyBake.

Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2009 versus 2008

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consoli- dated
2009 net sales	$6,574	$1,805	$750	$546	$—	$9,675
2008 net sales	$6,431	$2,089	$813	$556	$—	$9,889
% change - 2009 vs. 2008:
Volume (tonnage) (b)	-.8%	-1.9%	3.4%	2.0%	—	-.5%
Pricing/mix	3.8%	3.3%	5.2%	3.8%	—	3.8%
Subtotal - internal business	3.0%	1.4%	8.6%	5.8%	—	3.3%

Acquisitions (c)	.1%	.4%	—	4.8%	—	.4%
Foreign currency impact	-.9%	-15.4%	-16.3%	-12.4%	—	-5.9%
Total change	2.2%	-13.6%	-7.7%	-1.8%	—	-2.2%

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consoli- dated
2009 operating profit	$1,244	$304	$157	$74	$(130)	$1,649
2008 operating profit	$1,163	$347	$166	$79	$(147)	$1,608
% change - 2009 vs. 2008:

Internal business	8.2%	6.4%	10.7%	19.1%	12.1%	10.4%
Acquisitions (c)	—	—	—	-9.8%	—	-.5%
Foreign currency impact	-1.2%	-18.9%	-16.5%	-16.0%	—	-7.4%
Total change	7.0%	-12.5%	-5.8%	-6.7%	12.1%	2.5%

(a)	Includes Australia, Asia, and South Africa.
(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(c)	Impact of results for the year-to-date period ended October 3, 2009 from the acquisitions of United Bakers, Navigable Foods, Specialty Cereal and certain assets and liabilities of IndyBake.

Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended October 3, 2009			Year-to-date period ended October 3, 2009
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2009
North America	$ 12	$ 1	$ 13	$ 46	$ 12	$ 58
Europe	8	5	13	18	5	23
Latin America	6	—	6	8	—	8
Asia Pacific	2	—	2	3	—	3
Corporate	—	—	—	—	—	—
Total	$ 28	$ 6	$ 34	$ 75	$ 17	$ 92

	Quarter ended September 27, 2008			Year-to-date period ended September 27, 2008
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2008
North America	$ —	$ —	$ —	$ —	$ 2	$ 2
Europe	5	—	5	18	—	18
Latin America	—	—	—	11	—	11
Asia Pacific	—	—	—	—	—	—
Corporate	—	—	—	—	17	17
Total	$ 5	$ —	$ 5	$ 29	$ 19	$ 48

2009 Variance - better(worse) than 2008
North America	$ (12)	$ (1)	$ (13)	$ (46)	$ (10)	$ (56)
Europe	(3)	(5)	(8)	—	(5)	(5)
Latin America	(6)	—	(6)	3	—	3
Asia Pacific	(2)	—	(2)	(3)	—	(3)
Corporate	—	—	—	—	17	17
Total	$ (23)	$ (6)	$ (29)	$ (46)	$ 2	$ (44)

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation